UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 4, 2007

                              LOGICA HOLDINGS, Inc.
             (Exact name of registrant as specified in its charter)




           Nevada                         0-50621                86-0787790
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                      82 Avenue Road, Toronto, Ontario M5R
                                   2H2, Canada
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (416) 929-5798

             ------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement.

         Pursuant to a Preferred Stock Purchase Agreement Between Logica Holdings Inc. (the "Company") and T Squared Partners LLC, a Delaware limited liability company and T Squared Investments LLC, a Delaware limited liability company (T Squared Partners and T Squared Investments are collectively referred to herein as the "Investors"), dated October 4, 2007, the Company received gross proceeds of $250,000 (the "Purchase Price") in consideration of the issuance of 250,000 shares of Series A Convertible Preferred Stock and Warrants, exercisable to purchase up to 3,650,000 shares of the Company's common stock to the Investors. Pursuant to the Preferred Stock Purchase Agreement, the Company disbursed $15,000 of the Purchase Price at closing to the Investors for due diligence expenses. The remaining proceeds shall be used by the Company for working capital purposes.

         Under the Preferred Stock Purchase Agreement, the Investors have been given the right to participate in any subsequent funding by the Company on a pro rata basis at 100% of the offering price. In addition, on October 25, 2007, the Company has the right to require the Investors, and the Investors have the right to purchase an additional $250,000 in preferred stock, convertible at $0.48 per share. Except for the conversion price, the preferred stock will have the same rights, covenants and warranties as the Series A Preferred Stock. In the event that the Investors do not remit the $250,000 on or before October 25, 2007, the Investors shall receive a 10-business day grace period. If by such time the Investors have not remitted the funds to the Company, all Warrants issued under the Preferred Stock Purchase Agreement shall be terminated. Under the terms of the Preferred Stock Purchase Agreement, the Company has agreed to take action to nominate representatives that would result in an independent board of directors of the Company. If the Company fails to nominate such representatives within four months of the date of the Preferred Stock Purchase Agreement, then the Company shall pay the Investors in an amount equal to 24% of the Purchase Price per annum, payable monthly in cash or preferred stock, at the option of the Investors.

         Each share of Series A Convertible Preferred Stock is initially convertible by the Investors into 2.5 shares of common stock or $0.40 per share. Of the Warrants issued to the Investors, warrants to purchase 650,000 of common stock are exercisable at $0.72 per share, warrants to purchase 1,500,000 are exercisable at $1.00 per share and warrants to purchase 1,500,000 shares of common stock are exercisable at $2.00 per share. The Warrants contain cashless exercise provisions and are exercisable until October 4, 2011. The Investors shall not be entitled to convert the Series A Preferred Stock into shares of common stock or exercise Warrants that would result in beneficial ownership by the Investors of more than 4.9% of the then outstanding number of shares of common stock on such date.

         The Series A Preferred Stock shall have limited voting rights. Upon any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company, for each share of Series A Preferred stock in an amount equal to $1.00, before any distribution or payment shall be made to the holders of any other securities of the Company. As provided above, each share of Series A Preferred Stock is initially convertible into 2.5 shares of common stock (the "Conversion Ratio"), at the option of the holder, at any time. The Series A Preferred Stock is subject to adjustment in the event of payment of stock dividends or stock splits. In addition, at any time while shares of Series A Preferred Stock are outstanding, the Company shall not issue any other preferred stock below $1.00 per share or any rights, options or warrants at a price per share less than the Conversion Value. Conversion Value is defined as $0.40 per share, subject to adjustment. The Conversion Value of the Series A Preferred Stock shall be further adjusted in the event that within 24-months of the date of the Preferred Stock Purchase Agreement, the Company closes on the sale of securities at a price per share of common stock or with a conversion right to acquire stock at a price per share of common stock that is less than the Conversion Value. In the


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event the Company earns less than $0.154 per share as reported for the audited fiscal year ended December 31, 2008, from continuing operations before any non-cash items, the then current Conversion Value shall be reduced. The Warrant exercise prices are also subject to adjustment if the Company fails to meet the earnings per share projections.

         In accordance with the Preferred Stock Purchase Agreement and pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file, with 30-days of the date of the Preferred Stock Purchase Agreement, a registration statement with the Securities and Exchange Commission, covering the resale of shares of common stock issuable upon conversion of the Series A Preferred Stock and underlying the Warrants. If, after four months from the date of the Preferred Stock Purchase Agreement, the Company does not register the shares or if the registration statement is not declared effective, or if a registration statement does not remain effective until two years from the date of the Preferred Stock Purchase Agreement, then the Company shall issue the Investors an additional 180,000 shares of Series A Preferred Stock for each day the registration statement is not effective. However, in no event shall the Company be required to issue in excess of 375,000 shares of common stock underlying the Series A Preferred Stock for failure to comply with registration requirements.

         The description of the Preferred Stock Purchase Agreement, Series A Preferred Stock and Warrants set forth herein is qualified in its entirety by the specific terms of the Preferred Stock Purchase Agreement, Series A Preferred Stock Designation and Warrants, copies of which are attached hereto as Exhibits.

Item 3.02         Unregistered Sales of Equity Securities

         As disclosed above, on October 4, 2007, pursuant to the Preferred Stock Purchas Agreement, the Company issued 250,000 shares of Series A Preferred Stock and Warrants, exercisable at various prices, to purchase up to 3,650,000 shares of common stock of the Company. The securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. Certificates representing the securities contain a legend restricting their transferability absent registration or applicable exemption. The Investors had access to current information regarding the Company and had the ability to ask questions relating to the Company.

Item 9.01         Financial Statements and Exhibits.

(d)      Exhibits.

         2.1 Preferred Stock Purchase Agreement Between Logica Holdings Inc. and T Squared Partners LLC and T Squared Investments LLC dated October 4, 2007

         4.1      Certificate of Designation of Series A Convertible Preferred
                  Stock

         4.2      Common Stock Purchase Warrant "A"

         4.3      Common Stock Purchase Warrant "B"

         4.4      Common Stock Purchase Warrant "C"

         4.5      Registration Rights Agreement dated October 4, 2007



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2007                     LOGICA HOLDINGS, INC.

                                           BY: /s/ Giuseppe Pino Baldassarre
                                               ------------------------------
                                               Giuseppe Pino Baldassarre
                                               Chief Executive Officer






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